                                                                   EXHIBIT 3.13A



                            NOTICE OF INCORPORATION

                                      OF

                         GENERAL SERVICE LEASING, INC.




Approved and resolved for record by the State Department of Assessments and Taxation of Maryland January 6, 1983 at 9:39 o'clock A. M. as in conformity
                     ---------------    ----         -----
with law and ordered recorded.

                               ----------------

  Recorded in Libor 2573, folio 01219, one of the Charter Records of the State
                    ----        -----
Department of Assessments and Taxation of Maryland.

                               ----------------


Bonus tax paid $ 20.00  Recording fee paid $ 30.00  Special Fee paid $
                 -----                       -----                     -----


                               ----------------

To the clerk of the  Circuit   Court of  Prince Georges County
                     -------             ---------------------

  IT IS HEREBY CERTIFIED, that the within instrument, together with all endorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.


  WITNESS my hand and seal of the said Department at Baltimore.




SEAL of Maryland

By: _______________ Custodian

                           ARTICLES OF INCORPORATION

                                      OF

                         GENERAL SERVICE LEASING, INC.

    FIRST: The undersigned, THOMAS C. SULLIVAN, whose post office address is 1900 M Street, N.W., Suite 601, Washington, D.C. 20036, being at least eighteen (18) years of age, does hereby form a corporation under and by virtue of the general laws of the State of Maryland.

    SECOND: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                         GENERAL SERVICE LEASING, INC.

    THIRD: The purposes for which the Corporation is formed are as follows:

    (1) To purchase or otherwise acquire equipment and other property of every class and description, including specifically, but not limited to, photocopying equipment, and to lease, sell, exchange or otherwise deal and trade in and with such equipment and other property and to engage in any and all activities incidental thereto.

    (2) To acquire by lease, purchase, gift, devise, contract, concession, or otherwise and to hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise dispose of any and all real estate, lands, buildings, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estates, hereditaments, interests, and properties of every kind, nature and description whatsoever, wherever situated.

    (3) To act as a consultant, give advice, and assist other persons, partnerships, and corporations in matters related to the business of the Corporation or in any other matter, and to collect fees or any other consideration for providing the above services.

    (4) To carry on such other business or businesses as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

    (5)  To do any and all acts permitted by law.

    (6) The foregoing purposes shall be exercisable within and outside the State of Maryland.

    FOURTH: The post office address of the principal office of the Corporation in Maryland is 12000 Old Baltimore Pike, Beltsville, Prince Georges County, Maryland 20705. The name and post office address of the resident agent of the Corporation in Maryland is S. Myron Browner, CPA, 11510 Georgia Avenue, Wheaton, Montgomery County, Maryland 20902. Said resident agent is a citizen of Maryland and actually resides therein.

    FIFTH: The total number of shares of stock which the Corporation has authority to issue is one hundred thousand (100,000) shares at One Cent ($.01) par value per share, all of which are voting, common stock of one class.

    SIXTH: The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than three (3), and the names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

                               Gerald D. Snover
                                Arvin P. Gamble
                               John Wondolowski

    SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

    (1) The Board of Directors of the Corporation is hereby empowered to authorize and direct the issuance from time to time of its shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Articles of Incorporation or the Bylaws of the Corporation or as otherwise required by law.

    (2) No holder of stock of any class shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

    (3) Any director individually, or any firm of which any director may be a member, or any corporation or association of which any director may be an officer or director or in which any director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated, provided that in case a director, or a firm of which a director is a member, is so interested, such fact shall be disclosed to or shall have been known to the Board of Directors or a majority thereof. Any director or officer of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in so determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat or authorize any such contract or transaction.

    (4) Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

    (5) Unless the Bylaws or other document or resolution otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors.


    EIGHTH: The duration of the Corporation shall be perpetual.

    IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledged the same to be my act on the 5th day of January, 1983.


WITNESS:


Karen C. Walker              /s/ Thomas C. Sullivan
---------------              ----------------------
                             Thomas C. Sullivan

        THE ARTICLES OF REVIVAL
                  OF
        GENERAL SERVICE LEASING, INC.
        CHANGING ITS NAME TO:
        COS FINANCIAL, INC.





APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND NOVEMBER 15, 1996 AT 10:25 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                              ------------------

   ORGANIZATION AND               RECORDING                       SPECIAL
CAPITALIZATION FEE PAID            FEE PAID                       FEE PAID

$                                   $20.00                         $30.00
 _____                               _____                          _____

                              ------------------
                                   01520436


   IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL

ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE

DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.




        THE CORPORATION TRUST
        INCORPORATED
        32 SOUTH STREET
        BALTIMORE,        MD  21202

                                                         10303101499
--------------------------------------------------------------------------------

                               STATE OF MARYLAND    A 541402
                               -----------------

I hereby certify that this is a true and complete copy of the 4 page document on file in this office DATED 4-27-97
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

[SEAL OF STATE OF MARYLAND APPEARS HERE]
BY: /S/ XXXXXX XXXXXXXXXXXXXXXX, Custodian
   ----------------------------
This stamp replaces our previous certification system. Effective 6/96

                              ARTICLES OF REVIVAL

                                      FOR

                         General Service Leasing Inc.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Insert exact name of corporation as it appears on records of the State Department of Assessments and Taxation)

FIRST:  The name of the corporation at the time the charter was forfeited was
                         General Service Leasing Inc.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SECOND:  The name which the corporation will use after revival is
                              COS Financial, Inc.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THIRD:  The address of the principal office in this state is
                           12000 Old Baltimore Pike
--------------------------------------------------------------------------------
                             Beltsville, MD  20705
--------------------------------------------------------------------------------

FOURTH:  The name and address of the resident agent is
                       The Corporation Trust Incorporated
--------------------------------------------------------------------------------
                                32 South Street
--------------------------------------------------------------------------------
                             Baltimore, MD  21202
--------------------------------------------------------------------------------

FIFTH: These Articles of Revival are for the purpose of reviving the charter of the corporation.

SIXTH: At or prior to the filing of these Articles of Revival, the corporation has (a) Paid all fees required by law; (b) Filed all annual reports which should have been filed by the corporation if its charter had not been forfeited;
(c) Paid all state and local taxes, except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited whether or not barred by limitations.

        The last acting president, vice president, secretary, and treasurer of the corporation are unable or unwilling to sign the Articles. There are less than the required number of directors able and willing to sign the Articles, therefore, the undersigned who were elected as directors for the purpose of reviving the charter of the corporation severally acknowledge the Articles to be their act.


                                        /s/ Robert Erikson
                                        ------------------------------------
                                        Robert Erikson, Director



                                        /s/ George Wm. Erikson
                                        ------------------------------------
                                        George Wm. Erikson, Director



                                        /s/ Armen A. Manoogian
                                        ------------------------------------
                                        Armen A. Manoogian, Director

                      AFFIDAVIT FOR REVIVAL OF A CHARTER


      I, Armen A. Manoogian, Director of General Service Leasing, Inc.
         ----------------------------    -----------------------------
            (insert name and title)       (insert name of corporation)
hereby declare that the previously mentioned corporation has paid all State and local taxes except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited whether or not barred by limitations.


                                                               11/11/96
                                              ---------------------------

      I hereby certify that on 11/11/96 before me, the subscriber, a notary
                               --------
public of the State of Maryland, in and for PB County  Armen Manoogian
                                            ---------  ---------------
personally appeared and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.


                                     As witness my hand and notarial seal

                                     /s/ Alithea M. Kanios
                                     ------------------------------------
                                     My Commission expires May 2000.
                                                           --------